                                                              EXHIBIT 10.58


                              TERM LOAN AGREEMENT

          TERM LOAN AGREEMENT, dated May 5, 2000 by and between eFAX.com, a Delaware corporation (the "Company"), and JFAX.COM, Inc., a Delaware corporation (the "Lender").

          1.   The Loan.  The Lender agrees to lend to the Company and, subject
               --------
to the following sentence, the Company agrees to borrow from the Lender, the amount of $ 5,000,000, to be advanced to the Company in three equal installments (each, an "Installment") on the date hereof (provided that $916,667 of the first installment will be deferred until all conditions of lending are met) and on June 1, 2000 and June 30, 2000 (each, an "Installment Funding Date"). The Company shall have the option in its sole discretion (a) not to draw down any or all Installments and (b) to drawn down any particular Installment at a date later than the applicable Installment Funding Date but prior to the Maturity Date (each, a "Delayed Installment Funding Date"), provided that the Company gives the Lender at least forty-eight (48) hours'
--------
written notice prior to an Installment Funding Date of its election not to draw down any such Installment on such Installment Funding Date and at least forty-eight (48) hours' written notice prior to any Delayed Installment Funding Date.

          2.   The Note.  The obligation to repay the loan shall be evidenced
               --------
by the Company's promissory note (the "Note") in substantially the form of Exhibit A attached hereto , dated the date of the first Installment, payable to the order of the Lender in full on the later of (a) August 31, 2000 and (b) the date which is sixty (60) days following the date, if any, upon which the Lender terminates its discussions concerning a merger with the Company (other than following a breach by the Company of its obligations under the letter of intent, dated as of April 5, 2000, between the Company and the Lender (the "Letter of Intent")) prior to the execution of a definitive merger agreement or upon which any such definitive merger agreement, once executed and delivered by the Company and the Lender, is terminated as a result of a failure to obtain approval of the Lender's stockholders or as a result of a material breach by the Lender thereunder. The principal balance with respect to each Installment of the loan shall bear interest on such principal balance from the Installment Funding Date or Delayed Installment Funding Date, as the case may be, with respect to such Installment until the entire principal balance with respect to such Installment has been repaid in full, payable in arrears on the Maturity Date, at a rate per annum (based on a 365 day year for the actual number of days elapsed) equal to the lesser of 13% and the maximum allowable under applicable law. Interest shall be calculated based on a 360 day year, but for the actual number of days elapsed in each calendar month. The Lender may record the amount of each Installment and the amount of prepayments, if any, of the loan and similar information on a schedule attached to or otherwise made a part of the Note. Information so recorded by the Lender shall be conclusive and binding on the Company in the absence of manifest error. No failure to enter or delay in entering such records shall impair the Company's obligations under the Note or this Agreement.

          3.   The Security Documents.  The obligations of the Company under
               ----------------------
the loan shall be secured by a first priority security interest in the Collateral described in and according to the terms of the Security Agreement, dated the date hereof (the "Security Agreement"), between the Company and Lender and the other security agreements encumbering the Collateral necessary to establish and maintain the security interest for the benefit of the Lender under this Agreement, including, without limitation, (a) a collateral assignment of trademarks (security agreement) granting to the Lender a first priority security interest in the Trademarks (as hereinafter defined), (b) a collateral assignment of patents (security agreement) granting to the Lender a first priority security interest in the Patents (as hereinafter defined), (c) a collateral assignment of copyrights (security agreement) granting to the Lender a first priority security interest in the Copyrights(as hereinafter defined),
(d) an escrow of an electronic copy (CD-ROM) of all Source Code (as defined in Schedule II to the Security Agreement) owned by the Company and identified on
Schedule 6(v) hereto constituting or relating to the Debtor Software (as defined in Schedule II to the Security Agreement) and of the Company's customer lists and data base, in each case to be delivered to an escrow agent selected by Lender and reasonably satisfactory to the Company (the "Escrow Agent") and held pursuant to an escrow agreement selected by Lender and reasonably satisfactory to the Company, (e) a letter in the form attached hereto as Exhibit B from each of the local exchange or other carriers providing DID Numbers (as hereinafter defined) to the Company,(f) waivers and/or estoppel certificates, if applicable, from landlords and co-locators and (g) such letters to and representations from the banks at which the Company or one of its subsidiaries maintains Bank Accounts (as hereinafter defined) as are reasonably satisfactory to the Lender ((a) through (g), together with the Security Agreement, the "Security Documents").

          4.   Warrant.  On April 5, 2000, the Company granted a warrant to the
               -------
Lender (the "Warrant") to purchase 250,000 shares (the "Warrant Shares") of common stock, par value $0.01 per share (the "Common Stock"), to the Lender at an exercise price equal to $4.4375 per share, subject to adjustment. On or prior to the Installment Funding Date or Delayed Installment Funding Date, as the case may be, with respect to the first Installment of the loan, the Company shall deliver to the Lender an instrument representing the Warrant in the form attached hereto as Exhibit C. The parties further agree that the warrant referred to in Section 3 of the Letter of Intent, when and if granted, will be reflected in a warrant agreement in the form attached hereto as Exhibit C.

          5.   Optional Prepayment.  The Company shall have the right on not
               -------------------
less than five business days' written notice to the Lender to prepay the loan in whole at any time or in part from time to time without premium or penalty but with accrued interest on the principal being paid to the date of prepayment.

          6.   Representations.  The Company represents and warrants to the
               ---------------
Lender the following, the truth and accuracy of which are a continuing condition of the making of the Installments hereunder:

          (a)   Good Standing and Power.  Other than DocuMagix, Inc., each of
                -----------------------
the Company and each of its subsidiaries is a corporation, duly organized and existing, in good standing, under the laws of the jurisdiction of its incorporation, and each has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, results of operations, financial condition, assets or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          (b)   Corporate Authority.  The Company has full corporate power and
                -------------------
authority to execute and deliver this Agreement, the Note, the Security Documents and the Warrant, to incur and perform the obligations provided for herein and in the Note, and to perform its obligations hereunder and under the Note, the Security Documents and the Warrant, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders is required in connection with the execution and delivery by the Company of this Agreement, the Note, the Security Documents or the Warrant or the performance by the Company of its obligations hereunder or thereunder.

          (c)   Authorizations.  No authorizations, consents, approvals,
                --------------
registrations, exemptions and licenses with or from any governmental authorities are necessary in connection with the execution and delivery by the Company of this Agreement, the Note, the Security Documents or the Warrant and the performance by the Company of its obligations hereunder and thereunder.

          (d)   Binding Agreement.  This Agreement, the Note and the Security
                -----------------
Documents constitute the valid and legally binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (e)   Subsidiaries.
                ------------

          (i)   The Company has the following subsidiaries and no others:
DocuMagix, Inc., JetFax Deutschland GmbH and efax.com limited (UK).

          (ii) DocuMagix, Inc. has no liabilities, individually or in the aggregate, in excess of $50,000. A description of the assets of DocuMagix, Inc. is set forth in Schedule 6(e) hereto.

          (f)   Litigation.  There are no proceedings or investigations pending
                ----------
or, to the knowledge of the Company, threatened before any court or arbitrator or before or by any governmental authority except as disclosed in the SEC Documents (as hereinafter defined) and which, individually or in the aggregate, if determined adversely to the interests of the Company or a subsidiary, could reasonably be expected to have a Material Adverse Effect.

          (g)   No Conflicts.  The execution, delivery and performance by the
                ------------
Company of this Agreement, the Note, the Security Documents and the Warrant, and the consummation by the Company of its obligations hereunder and thereunder, do not and will not (i) conflict with or result in a breach of any provision of law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any judgment, order, writ, injunction, license or permit applicable to the Company or any of its subsidiaries or any of their respective properties, (ii) conflict with any provision of the certificate of incorporation or bylaws or similar organization documents of the Company or any of its subsidiaries or (iii) conflict with, violate or constitute a breach of or a default under any material agreement or contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets is bound.

          (h)   Financial Reports and SEC Documents; Material Adverse Effect.
                ------------------------------------------------------------
The Company's Annual Reports on Form 10-K for the years ended December 31, 1999 and 1998, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its subsidiaries subsequent to December 31, 1998 under the Securities Act of 1933, as amended (the "Security Act"), or under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or under the securities regulations of the Securities and Exchange Commission (the "SEC"), in the form filed or to be filed (collectively, the "SEC Documents") with the SEC as of the date filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, in all material respects, the financial position of Company and its subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, in all material respects, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the Company and its subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. Except as set forth in Schedule 6(h) hereto, there has been no material adverse change in the business, results of operations, financial condition, assets or prospects of the

Company and its subsidiaries, taken as a whole, since the date of the Company's balance sheet dated December 31, 1999.

          (i)   Capitalization.  As of the date hereof, the authorized capital
                --------------
stock of the Company consists of 35,000,000 shares of Common Stock, of which no more than 13,500,000 shares were outstanding as of the date hereof (more specifically, 13,186,775 shares were outstanding at May 2, 2000), and 5,000,000 shares of Preferred Stock, par value $0.01 per share, of which 1,500 shares of Series B Convertible Preferred Stock were outstanding as of the date hereof.
As of the date hereof, no shares of Company Common Stock were held in treasury by the Company or otherwise owned by the Company or its subsidiaries. The outstanding shares of Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights); provided that the holders of the Series B Convertible Preferred Stock (the "Series B Preferred") have certain rights of first refusal and rights to participate in certain equity financings. As of the date hereof, there are no shares of Common Stock authorized and reserved for issuance, the Company does not have any options, rights or warrants issued or outstanding with respect to the Common Stock, and the Company does not have any commitment to authorize, issue or sell any Common Stock or options, rights or warrants, except pursuant to this Agreement or the Warrant, and except for (i) the warrants to be issued to Lender pursuant to the Letter of Intent; (ii) shares of Common Stock into which the Seris B Preferred (and any subsequently issued Series C Convertible Preferred Stock) is convertible; (iii) the warrants listed on Schedule 6(i) hereto (the "Existing Warrants"); and (iv) any options ("Company Stock Options") to acquire shares of Common Stock issued under the 1989 Stock Option Plan, the 1995 Stock Plan or the 1997 Director Stock Option Plan (collectively, the "Stock Option Plans"). As of the date hereof, there are 3,737,646 shares (reflects 796,398 options available for grant and 2,941,248 options currently outstanding) of Common Stock issuable and reserved for issuance upon exercise of Company Stock Options and 645,092 shares of Common Stock issuable and reserved for issuance upon exercise of the Existing Warrants. Upon exercise of the Warrant or any portion thereof and payment by the Lender of the exercise price with respect thereto, the Warrant Shares issued upon such exercise shall be duly authorized and validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and not issued in violation of any preemptive rights).

          (j)   Taxes.  The Company and each of its subsidiaries has filed or
                -----
caused to be filed all tax returns required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessment made against it or any of its property and all other taxes, assessments, fees, liabilities or other charges imposed on it or any of its property by any governmental authority, except for any taxes, assessments, fees, liabilities or other charges which are being contested in good faith and for which reserves which are adequate under generally accepted accounting principles have been established.

          (k)   Use of Proceeds.  The proceeds of the loan will be used by the
                ---------------
Company for general corporate purposes to fund the on-going operations of the business of the Company, and not for any dividends or distributions with respect to the capital stock of the Company.

          (l)   Title to Properties; Possession Under Leases.  The Company and
                --------------------------------------------
its subsidiaries have good and marketable title to, or valid leasehold interests in, all properties and assets reflected on the consolidated balance sheet of the Company as of December 31, 1999, except for such immaterial properties and assets as have been disposed of in the ordinary course of business and except for minor defects in title that do not interfere with the ability of the Company or any of such subsidiaries to conduct its business as now conducted. All such assets and properties are free and clear of all mortgages, pledges, liens, charges, security interests and other encumbrances, other than as set forth on Schedule 6(o). Schedule 6(l) contains a true and correct list of all leases by the Company or any of its subsidiaries of any interest in real property, and sets forth, with respect to each such lease, the date of such lease, each and every amendment to such lease, and the name, phone number and address of the landlord and sublandlord, if any, with respect to such lease. Each of the Leases is binding and enforceable against the Company or one of its subsidiaries and, to the knowledge of the Company, against the other party thereto and is in full force and effect. The real property leasehold interests of the Company and its subsidiaries are not subject to any mortgages, pledges, liens, charges, security interests or other encumbrances, other than those contemplated by this Agreement and the Security Agreements.

          (m)   ERISA.  (i) Neither the Company nor any of its subsidiaries has
                -----
engaged in a transaction with respect to any employee benefit plan which, assuming the taxable period of such transaction expired as of the date hereof, could subject the

Company or any of its subsidiaries to a tax or penalty imposed by either
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or
Section 502(i) of the Employee Retirement Income Security Act of 1934, as amended ("ERISA"), in an amount that could have a Material Adverse Effect.

          (ii) No employee benefit plan had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such employee benefit plan ended prior to the date hereof.

          (iii) No liability under Sections 4062, 4063 or 4064 of ERISA has been or is expected by the Company to be incurred by the Company or any of its subsidiaries with respect to any single employer plan in an amount that would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has incurred or expects to incur any withdrawal liability with respect to any employee benefit plan which is a multiemployer plan in an amount which could have a Material Adverse Effect.

          (iv) As used in this Section, (A) "accumulated funding deficiency" shall have the meaning assigned to such term in Section 412 of the Code and
Section 302 of ERISA; (B) "employee benefit plan" and "multiemployer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA; (C) "taxable period" shall have the meaning assigned to such term in
Section 4975 of the Code; and (D) "withdrawal liability" shall have the meaning assigned to such term in Part 1 of Subtitle E of Title IV of ERISA.


          (n)   Not an Investment Company.  The Company is not an "investment
                -------------------------
company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (o)   The Security Agreement.  The provisions of the Security
                ----------------------
Documents will be effective to create in favor of the Lender a valid, binding and enforceable security interest or lien in all right, title and interest of the Company in the Collateral, and shall, upon recording or filing with the proper state and county authorities, constitute a fully perfected first and prior security interest, lien or mortgage, in all right, title and interest of the Company in such Collateral, superior in right to any liens, except for the liens relating to equipment leases as set forth in Schedule 6(o) hereto.

          (p)   Environmental Protection.  To the Company's knowledge, based
                -------------
upon reasonable investigation, all real property owned or leased by the Company or any of the Company's subsidiaries is free of contamination from any substance that could result in the incurrence of material liabilities, or that are currently identified or listed as hazardous or toxic pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., or any other environmental laws, or any other substance which has in the past or could at any time in the future cause or constitute a health, safety or environmental hazard to any person or property, including, without limitation, asbestos in any building, petroleum products, PCBs, pesticides, or radioactive materials. To the Company's knowledge, based on reasonable investigation, neither the Company nor any of the Company's subsidiaries has caused or suffered to occur any release of any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste, including any such substance regulated under any environmental law ("Contaminant") into the environment or any other conditions that could result in the incurrence of material liabilities or any material violations of any environmental laws. To the Company's knowledge, based on reasonable investigation, neither the Company nor any of the Company's subsidiaries has caused or suffered to occur any condition on any of the Company's property that could give rise to the imposition of any lien under any environmental laws. To the Company's knowledge, based on reasonable investigation, neither the Company nor any of the Company's subsidiaries is engaged in any manufacturing or any other operations, other than the use of petroleum products for vehicles, that require the use, handling, transportation, storage or disposal of any Contaminant, where such operations require permits or are otherwise regulated pursuant to the environmental laws.

          (q)   No Material Misstatements.  No information, report, financial
                -------------------------
statement, exhibit or schedule furnished by or on behalf of the Company to the Lender in connection with the negotiation of this Agreement, the Note, the Security Documents and the Warrant, or included therein or delivered pursuant thereto, upon which Lender reasonably relied in making or agreeing to make the Installments, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein not misleading.

          (r)   Location of Assets.  All of the assets of the Company are
                ------------------
located in Menlo Park, California and Santa Barbara, California, except for those located in Dublin, Ireland described in Schedule 6(r) hereto.

          (s)   Equipment.  Schedule 6(s) hereto sets forth a true, correct and
                ---------
complete list and description of all equipment owned or leased by the Company.

          (t)   Compliance with Laws.  The Company has acquired its assets and
                ----------
conducted its business in compliance in all material respects with all applicable laws, rules, ordinances and regulations and judgments, decrees, orders, awards and governmental and non-governmental permits and licenses to which the Company is subject.

          (u)   Proprietary Rights and Intellectual Property.  Schedule 6(u)
                -----------
sets forth a true, correct and complete list and description (including without limitation, the jurisdiction in which registered) of all registered and common law trademarks (including service marks), tradenames, trade styles, and trademark applications (collectively, "Trademarks"), copyright rights, registrations and applications, (collectively, "Copyrights"), patents and patent applications (collectively, "Patents", and, together with the Trademarks and Copyrights, the "Proprietary Rights") used in connection with the Company's business. The Company has taken reasonable steps to establish and protect its interest in and to both the Proprietary Rights and all other know-how, trade secrets, processes, shop rights, technologies, discoveries, unpatented inventions, formulae and procedures (collectively, "Intellectual Property") used in the business and operations of the Company, and there are no material limitations or prohibitions on the current or intended use of the Proprietary Rights or the Intellectual Property. None of the Proprietary Rights or Intellectual Property has been assigned, transferred or licensed to any third party. The validity or enforceability of the patents, trademarks, tradenames, copyrights and applications and registrations thereof constituting the Proprietary Rights has not been challenged by others, nor is there any pending or threatened litigation involving any of the Proprietary Rights or Intellectual Property. The Company's use of the Proprietary Rights and Intellectual Property does not constitute an infringement of the rights of any other person, other than any infringement that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (v)   Computer Software.  Schedule 6(v) hereto sets forth a true,
                -----------------
correct and complete list and description of all computer software and/or programs developed and owned by the Company or licensed by the Company from third parties and used in and material to the business and operations of the Company. A true, correct and complete copy of the Source Code for all such software and/or programs and an electronic copy of the Company's customer lists and data base have been delivered to the Escrow Agent.

          (w)   Phone Numbers.  Schedule 6(w) sets forth a true, correct and
                -------------
complete list of phone numbers and direct-inward-dialing numbers, identified by the local exchange or other carrier that provisions such numbers to the Company, which have been assigned by the Company to its customers or which the Company currently has in inventory for future assignment to its customers (collectively, "DID Numbers").

          (x)   Bank Accounts.  Schedule 6(x) sets forth the account numbers
                -------------
and location of all bank accounts and other deposit accounts (the "Bank Accounts") of the Company and each of its subsidiaries.

          7.   Conditions of Lending.
               ---------------------

          (a) The obligation of the Lender to make the first Installment on the applicable Installment Funding Date or Delayed Installment Funding Date, as the case may be, is subject to the following conditions precedent:

          (i)   Evidence of Corporate Action.  The Lender shall have received
                ----------------------------
copies of all corporate action taken by the Company to authorize this Agreement, the Note, the Security Documents and the Warrant and the borrowing hereunder, certified the date of such first Installment, and such other papers as the Lender shall reasonably require.

          (ii)   Opinion of Company Counsel.  The Lender shall have received a
                 --------------------------
favorable written opinion of counsel for the Company, dated the date of the First Installment, in substantially the form of Exhibit D attached hereto.

          (iii) Security Documents; Security Arrangements.  The Company shall
                -----------------------------------------
have executed and delivered to the Lender the Security Documents granting to the Lender a first prior perfected security interest in the Collateral together with (A) acknowledgment copies of Financing Statements (Form UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Lender, advisable to perfect the security interests created by the Security Documents, (B) certified copies of Requests for Information (Form UCC-11) or equivalent reports, dated prior to the first Installment hereunder, listing the Financing Statements referred to in (A) above and all other financing statements which name the Company as debtor and which are filed in all jurisdictions referred to in (A) above, and (C) evidence of the completion of all other recordings and filings and such other actions necessary or, in the opinion of the Lender, advisable to perfect the security interests created by the Security Documents.

          (iv)   Insurance.  The Company shall have delivered to the Lender,
                 ---------
consistent with the requirements of subparagraph 8(c), evidence satisfactory to it that the Collateral is adequately insured.

          (v)   Warrant.  The Company shall have executed and delivered to the
                -------
Lender the Warrant.

          (b) The obligation of the Lender to make any Installment on the loan on the applicable Installment Funding Date or Delayed Installment Funding Date, as the case may be, is also subject to the following conditions precedent:

          (i)   UCC/Litigation/Tax Lien Search.  Lender's counsel shall have
                ------------------------------
obtained at the Company's expense certified copies of Requests for Information (Form UCC-11) listing all effective Universal Commercial Code financing statements which name the Company as debtor and the results of such tax lien, judgment and litigation searches, against such parties as the Lender may reasonably require showing no liens and encumbrances and that the Company is not subject to any pending material litigation, bankruptcy or material tax liens.

          (ii)   Compliance.  At the time of any Installment Funding Date or
                 ----------
Delayed Installment Funding Date, as the case may be, (A) the Company shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement, the Note and the Security Documents which are binding upon it, (B) there shall have occurred no event of default as defined in Section 10 and no event which, with the giving of notice or the lapse of time, or both, would constitute such an event of default, (C) the representations and warranties contained in Section 6 shall be true with the same effect as though such representations and warranties had been made at the time of such Installment Funding Date or Delayed Installment Funding Date, as the case may be, and (D) the Lender shall have received a certificate dated the date of such Installment Funding Date or Delayed Installment Funding Date, as the case may be, and signed by the chief executive officer or the chief financial officer of the Company to the foregoing effect.

          (iii) Litigation.  There shall not be pending or threatened any
                ----------
action or proceeding before any court or administrative agency relating to the transactions contemplated by this Agreement, the Note, the Security Documents or the Warrant which, in the reasonable judgment of the Lender, could materially impair the ability of the Company to perform its obligations hereunder or thereunder.

          (iv)   Other Documents.  The Lender shall have received such other
               ---------------
documents as the Lender may reasonably require.

          8.   Affirmative Covenants.  So long as the Company may borrow
               ---------------------
hereunder and until payment in full of the Note and performance of all other obligations of the Company hereunder, the Company will:

          (a)   Working Capital.  Maintain an excess of consolidated current
                ---------------
assets over consolidated current liabilities of the Company and its subsidiaries of not less than ($3.25 million), i.e., negative working capital of $3.25 million. "Consolidated current assets" and "consolidated current liabilities" are to be determined as to both classification of terms and amounts in accordance with generally accepted accounting principles maintained by the Company in the preparation of the financial statements referred to in subparagraph 6(h); provided, however, that the cash balance, on the asset side, and the unpaid loan balance hereunder, on the liability side, shall not be counted for such purpose.

          (b)   Taxes.  Pay and discharge, and cause each of its subsidiaries
                -----
to pay and discharge, all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties are attached thereto, unless and to the extent only that such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by the Company or such subsidiary, as the case may be.

          (c)   Insurance.  Maintain, and cause each of its subsidiaries to
                ---------
maintain, insurance with responsible insurance companies against such risks, on such properties and in such amounts as is customarily maintained by similar businesses; and file, and cause each of its subsidiaries to file, with the Lender upon its request a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby.

          (d)   Corporate Existence.  Maintain its corporate existence in good
                -------------------
standing, and qualify and remain qualified to do business as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, and subject to the provisions of subparagraph 9(c), cause each of its subsidiaries (other than DocuMagix, Inc.) so to do.

          (e)   Authorizations.  Obtain, make and keep in full force and effect
                --------------
all authorizations from and registrations with governmental authorities that may be required for the validity or enforceability against the Company of this Agreement, the Note, the Security Documents and the Warrant.

          (f)   Maintenance of Records.  For the Company and each of its
                ----------------------
subsidiaries, (i) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (ii) set up on its books reserves with respect to all taxes, assessments, charges, levies and claims; and (iii) on a current basis, set up on its books, from its earnings, appropriate reserves against doubtful accounts receivable, advances and investments and all other proper reserves (including, without limitation by reason of enumeration, reserves for premiums, if any, due on required prepayments and reserves for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, generally accepted accounting principles consistently applied in the opinion of such independent public accountants as shall then be regularly engaged by the Company.

          (g)   Maintenance of Property, Etc.  (i) Except as otherwise
                -----------------------
permitted herein, and except for parts and obsolete inventory items to be sold in connection with the service and consumables business (the proceeds of which will be deposited in the Asset Sales Account in accordance with Section 9(c)), maintain, keep and preserve and cause each of its subsidiaries to maintain, keep and preserve all of its material properties in good repair, working order and condition and from time to time make all necessary and proper repairs, renewals, replacements, and improvements thereto, and (ii) maintain, preserve and protect and cause each of its subsidiaries to maintain, preserve and protect all franchises, licenses, copyrights, patents and trademarks material to its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          (h)   Conduct of Business.  (i) Engage in as its principal business
                -------------------
the unified messaging business, (ii) except as set forth in Schedule 8(h) hereto, preserve, renew and keep in full force and effect all its material contracts, (iii) preserve, renew and maintain in full force and effect all its franchises and licenses necessary or desirable in the normal conduct of its business as now conducted, (iv) comply with all of the terms of all instruments which evidence, secure or govern the indebtedness of the Company and its subsidiaries and comply in all material respects with all rules and regulations of all governmental authorities, and (v) incur liabilities and otherwise conduct its business only in the ordinary course of business consistent with past practice.

          (i)   Notification of Events of Default and Adverse Developments.
                ----------------------------------------------------------
Promptly notify the Lender upon the discovery by the Company of the occurrence of (i) any event of default, or any event which with the giving of notice or lapse of time, or both, would constitute an event of default, hereunder; (ii) any event, development or circumstance whereby the financial statements most recently furnished to the Lender fail in any material respect to present fairly, in accordance with generally accepted accounting principles, the financial condition and operating results of the Company and its subsidiaries as of the date of such financial statements; (iii) any litigation or proceedings that are instituted or threatened (to the knowledge of the Company) against the Company or its subsidiaries or any of their respective assets; (iv) each and every event which would be an event or default (or an event which with the giving of notice or lapse of time would be an event of default) under any indebtedness of the Company or any of its subsidiaries, such notice to include the names and addresses of the holders of such indebtedness and the amount thereof; and (v) any other development in the business or affairs of the Company or its subsidiaries if the effect thereof is likely to have a Material

Adverse Effect; in each case describing the nature thereof and the action the Company proposes to take with respect thereto.

          (j)   Environmental Matters.  (i) Comply, and cause its subsidiaries
                ---------------------
to comply, in all material respects with all applicable environmental laws,
(ii) notify the Lender promptly after becoming aware thereof of any release, adverse environmental condition or environmental claim in connection with the Company's or any subsidiaries' facilities, and (iii) promptly forward to the Lender a copy of any order, notice, permit, application, or any other communication or report received by Company or any of its subsidiaries in connection with any such matters as they may affect such premises, if material.

          (k)   Reporting Obligations.  As soon as practicable, but in any
                ---------------------
event within fifteen (15) days after the end of each month prior to such time as the principal balance of the Note is repaid in full, the Company shall provide to the Lender unaudited monthly consolidated financial statements of the Company and its subsidiaries for such month prepared in accordance with generally acceptable accounting principles, together with a certificate by the chief financial officer of the Company that the information contained in such financial statements fairly presents in all material respects the financial condition of the Company and its subsidiaries on the date thereof (subject to year-end adjustments). The Company shall from time to time provide to the Lender such other financial data and information as the Lender may reasonably request.

          (l)   Option Exercises.  The Company will deposit into the Asset
                ----------------
Sales Account (as hereinafter defined) any proceeds received by the Company upon exercise of Company Stock Options, Existing Warrants, the Warrant, or any other warrants or stock options of the Company.

          (m)   Phone Numbers.  Upon contracting with a new local exchange or
                -------------
other carrier for the provision of DID Numbers, the Company will, within ten
(10) days of such contract, notify the Lender and provide to the Lender the letter described in Section 3(e) of this Agreement from such carrier.

          9.   Negative Covenants.  So long as the Company may borrow hereunder
               ------------------
and until payment in full of the Note and performance of all other obligations of the Company hereunder, the Company will not:

          (a)   Borrowing.  Create, incur, assume or suffer to exist any
                ---------
liability for borrowed money, or permit any subsidiary so to do, except indebtedness to the Lender. "Borrowed money" means any obligation to repay money, any indebtedness evidenced by notes, bonds, debentures or similar obligations, any obligation under a conditional sale or other title retention agreement and the net aggregate rentals under any lease which under generally accepted accounting principles would be capitalized on the books of the Company or which is the substantial equivalent of the financing of the property so leased.

          (b)   Mortgages and Pledges.  Create, incur, assume or suffer to
                ---------------------
exist any mortgage, pledge, lien or other encumbrance of any kind (including the charge upon property purchased under conditional sale or other title retention agreements) upon, or any security interest in, any of its property or assets, whether now owned or hereafter acquired, or permit any subsidiary so to do, except (i) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings, (ii) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance, (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) mechanic's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, (v) existing liens as set forth on Schedule 9(b) hereto, and (vi) purchase money security interests on assets acquired in the ordinary course of business securing indebtedness otherwise permitted to be incurred hereunder, incurred in connection with the acquisition of such assets, which liens cover only the assets so acquired.

          (c)   Merger, Acquisition or Sale of Assets.  Enter into any merger
                -------------------------------------
or consolidation or acquire all or substantially all of the assets of any person, firm, joint venture, corporation or other entity, or sell, lease, or otherwise dispose of any of its assets except in the ordinary course of its business, or permit any subsidiary so to do, except that a wholly-owned subsidiary may be merged or consolidated with one or more other wholly-owned subsidiaries or into the Company and except that the Company shall have the right to dispose of "non-core" assets having an aggregate value not to exceed $100,000 (absent the approval of Lender, such approval not to be unreasonably withheld), all the proceeds of which shall be deposited by the Company into a segregated account (the "Asset Sales Account") which shall form part of the Collateral under the Security Documents and shall not be used to fund the Company's operating expenses.

          (d)   Loans.  Make loans or advances to any person, firm, joint
                -----
venture, corporation or other entity, or permit any subsidiary so to do.

          (e)   Contingent Liabilities.  Assume, guarantee, endorse,
                ----------------------
contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, joint venture, corporation or other entity (other than in connection with a merger permitted by subparagraph 9(c)), or permit any subsidiary so to do.

          (f)   Investments.  Purchase or acquire the obligations or stock of,
                -----------
or any other interest in, any person, firm, joint venture, corporation or other entity, or permit any subsidiary so to do, except (i) direct obligations of the United States of America and (ii) certificates of time deposit issued by a commercial Lender having a combined capital and surplus of at least $50,000,000 and chartered under the laws of the United States or one of the States thereof.

          (g)   Capital Expenditures.  Make any capital expenditures, or permit
                --------------------
any subsidiary so to do, in any one fiscal quarter exceeding in the aggregate for the Company and its subsidiaries $250,000.

          (h)   Dividends and Purchase of Stock.  Declare any dividends (other
                -------------------------------
than dividends payable in capital stock of the Company) on any shares of any class of its capital stock, or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Company, or permit any subsidiary to purchase or acquire any shares of any class of capital stock of the Company.

          (i)   Stock of Subsidiaries.  Sell or otherwise dispose of any shares
                ---------------------
of capital stock of any subsidiary or permit any subsidiary to issue any additional shares of its capital stock.

          (j)   Cash Disbursements.  During any period of two (2) consecutive
                ------------------
calendar months (beginning May 1, 2000), make cash expenditures (net of any Excluded Professional Fees and Severance Payments (as hereinafter defined) and without credit being given for cash received from asset sales) of greater than $2,500,000. As used herein, "Excluded Professional Fees and Severance Payments" shall mean Borrower's cash expenditures for professional fees and severance payments, which expenditures shall not exceed $1,000,000 in the aggregate absent approval of the Lender (such approval not to be unreasonably withheld).

          10.   Events of Default.  If one or more of the following events of
                -----------------
default (each, an "Event of Default") shall occur:

                (a) Default shall be made in the payment of principal of or interest upon the Note when due and payable, whether at maturity, by notice of intention to prepay or otherwise;

                (b) Default shall be made in the due observance or performance of any term, covenant or agreement contained in subparagraph 8(a) or paragraph 9 hereof;

                (c) Default shall be made in the due observance or performance of any other term, covenant or agreement contained in this Agreement, and such default shall have continued unremedied for a period of 20 days after the Company becomes aware of such default;

                (d) Any representation or warranty made by the Company herein or any representation made in any certificate, report or opinion delivered in connection herewith shall prove to have been misleading in any material respect when made or deemed to be made;

                (e) Any obligation of the Company (other than its obligations hereunder) or of any subsidiary for the payment of borrowed money (as defined in subparagraph 9(a)) is not paid when due or becomes or is declared to be due and payable prior to the expressed maturity thereof, or there shall have occurred an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable;

                (f) The Company or any subsidiary makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for the Company or any subsidiary or any substantial part of its property, commences any proceeding relating to the Company or any subsidiary under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against the Company or any subsidiary any such proceeding which remains undismissed for a period of 30 days, or the Company or any subsidiary by any act indicates its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for the Company or any subsidiary or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of 30 days; or

                (g) One or more judgments against the Company or any subsidiary or attachments against its property, which in the aggregate exceed $50,000, or the operation or result of which could be to interfere materially and adversely with the conduct of the business of the Company or any subsidiary, remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 20 days;

then, upon the happening of any of the foregoing events of default which shall be continuing, the Note shall become and be immediately due and payable upon declaration to that effect delivered by the Lender to the Company; provided that, upon the happening of any event specified in subparagraph 9(f), the Note shall be immediately due and payable without declaration or other notice to the Company. The Company expressly waives any presentment, demand, protest or other notice of any kind.

          11.   Miscellaneous.
                -------------

          (a)   Expenses.  The Company agrees to pay all out-of-pocket expenses
                --------
of the Lender (including the reasonable fees and expenses of its counsel) in connection with and any amendments or supplements to this Agreement and the enforcement of any provision of this Agreement or any amendment or supplement and the collection of the Note.

          (b)   Cumulative Rights and No Waiver.  Each and every right granted
                -------------------------------
to the Lender hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right preclude any other or future exercise thereof or the exercise of any other right.

          (c)   Notices.  Any communication, notice or demand to be given
                -------
hereunder or on the Note issued hereunder shall be duly given if delivered or mailed by certified or registered mail as follows:

          If to the Company, at
          eFAX.com
          1378 Willow Road
          Menlo Park, California  94025
          Attention: Todd Kenck
          Facsimile No: (650) 326-6003

          If to the Lender, at
          JFAX.COM, Inc.
          6922 Hollywood Boulevard, Suite 900
          Hollywood, California 90028
          Attention:  Richard Ressler and
                      Nicholas V. Morosoff
          Facsimile No:  (310) 734-1833


          (d)   Applicable Law.  This Agreement and the rights and obligations
                --------------
of the parties hereunder shall be governed by the laws of the State of California, both in interpretation and performance.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                             eFAX.com

                             By
                               ------------------------------

                             JFAX.COM, Inc.

                             By
                               ------------------------------